                                                                   EXHIBIT 10.20

                                    AGREEMENT

THIS AGREEMENT made as of the 15th day of February, 2003,

AMONG:

         ASPREVA PHARMACEUTICALS CORPORATION, a corporation incorporated under the laws of Canada, and having its address at 1201- 4464 Markham Rd, Victoria, B.C. V8Z 7X8

         (the "CORPORATION")

AND:

         DR. ERICH MOHR, of 2803 Arbutus Road Victoria B.C. V8N 5X6

         (the "DIRECTOR")

WITNESSES THAT WHEREAS:

A. The Corporation is carrying on business as a pharmaceutical company specializing in the development and commercialization of rare disease therapeutics and orphan drugs as defined by the U.S. Orphan Drug Act (the "BUSINESS");

B. The Director has been nominated to the board of directors of the Corporation, and shall chair the Corporation's Clinical Development Committee (the "COMMITTEE");

C. In consideration of and as a condition of the Corporation entering into this Agreement with the Director, the Director has agreed to be a party to this Agreement as hereinafter provided.

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1. Services During the term of this Agreement, the Director agrees to perform his duties and responsibilities as a director of the Corporation in the best interests of the Corporation and, with respect to the chairmanship of the Committee, shall perform the services (the "SERVICES") described in Schedule A attached hereto. The Corporation and the Director agree that in providing the Services, the Chair shall report from time to time, as necessary, to the Chairman of the Corporation.

2. Limited Authority as Agent The Director agrees that he will not act as an agent of the Corporation except with the express prior written authority of the Corporation. Without limiting the generality of the foregoing, the Director shall not commit or be entitled to commit the Corporation to any obligation whatsoever nor shall he incur or be entitled to incur any debt or liability whatsoever on behalf of the Corporation, without in each case the express prior written authority of the Corporation.

3. Term and Renewal The term of this Agreement (the "TERM") shall commence on February 15th, 2003 and shall terminate on the date the Director ceases to be the Chairman of the Committee. The Director agrees, concurrently with the execution of this Agreement, to deliver to the Corporation his resignation as a director of the Corporation, to be effective as of the date the Director ceases to be the Chairman of the Committee.

4. No Damages for Termination The Director shall, as a result of any termination of this Agreement or the expiration of the Term in accordance with Section 3 above, not be entitled to any notice, fees, payments or damages arising by virtue of or in any way relating to the relationship to the Corporation, except any applicable fees, bonuses, options and shares earned by the Director hereunder that are unpaid or vested, as the case may be, at the effective date of any termination, and expenses to which the Director is entitled to reimbursement hereunder as at the effective date of any termination.

5. Fees Provided the Director renders the Services satisfactorily in accordance with this Agreement, and provided the Director is not in default under this Agreement, the Corporation agrees to pay to the Director an amount based on the % full time equivalent ("FTE") provided to the Corporation. The calculation will be based on an FTE fee of $150,000 per annum and will be adjusted annually at the time of performance review by the Corporation's compensation committee. The % FTE shall not exceed 20% unless otherwise agreed to in writing between the Corporation and the Director.

                  The Director acknowledges and agrees that, except as provided in this Agreement, the Director will not be entitled to any compensation, remuneration or benefits from the Corporation in connection with any matter or thing contemplated by or done pursuant to this Agreement.

                  The Director shall, at his own expense, pay all income taxes, employment insurance, Canada Pension Plan and Workers Compensation contributions, and all other taxes, charges and contributions levied as required by all competent governmental authority in respect of the monies paid to the Director under this Agreement.

6. Expenses The Director shall be reimbursed by the Corporation for all ordinary and reasonable travelling and other out-of-pocket expenses legitimately incurred in connection with the provision of the Services. The Director shall seek pre-authorization from the Corporation for any expense in excess of $6,000. Any expense outside such limitations shall be considered a business expense of the Director, and will not be reimbursed to the Director except with the approval in writing of the Chief Executive Officer. The Director shall be required to furnish to the Corporation satisfactory statements and vouchers as and when required as detailed in the policy statements of the Corporation as revised from time to time regarding travel and promotion expenses as a condition precedent to entitlement for reimbursement as aforesaid.

7. Bonuses The Director shall be eligible for bonuses based on the performance of the Corporation and the Services provided by the Director hereunder. All bonuses shall be at the sole discretion of the Board.

8. Incentive Share Purchase Plan By his execution of this Agreement, Richard Glickman, as Trustee (Richard Glickman, as Trustee, or any successor Trustee, is herein referred to as the "TRUSTEE") of the 2002 Aspreva Incentive Stock Purchase Plan Trust Agreement (the "TRUST AGREEMENT"), hereby acknowledges and agrees that as soon as reasonably practicable following the execution of this Agreement he will distribute to the Director under the Trust Agreement 500,000 Common shares of the Corporation (the "TRUST SHARES") and will cause to be delivered to the Director a share certificate (the "TRUST SHARE CERTIFICATE") registered in the name of the Director representing the Trust Shares.

                  The Director acknowledges and agrees that as a condition to being entitled to receive the Trust Shares and the Trust Share Certificate, he will sign and deliver to the Corporation an Agreement to Be Bound to the Shareholders' Agreement dated for reference January 16, 2003 among the Corporation and its shareholders (in a form acceptable to the Corporation).

                  The Director further acknowledges and agrees that as an additional condition to being entitled to receive the Trust Shares and the Trust Share Certificate, he will, if this Agreement is terminated in accordance with its terms, immediately transfer to the Trustee, or as the Trustee may direct, for no consideration, all right, title and interest in and to the following Trust Shares, if any, and will cause a certificate representing such Trust Shares to be issued to the Trustee, or as the Trustee may direct, unless there has been a "CHANGE IN CONTROL" of the Corporation (as defined in the Change of Control Agreement in the form attached hereto as Schedule B) during the Term:

     TERMINATION DATE                  NUMBER OF TRUST SHARES TO BE TRANSFERRED
---------------------------            ----------------------------------------
Before March 15, 2003                                   500,000

Before April 15, 2003                                   486,111

Before May 15, 2003                                     472,222

Before June 15, 2003                                    458,333

Before July 15, 2003                                    444,444

Before August 15, 2003                                  430,556

Before September 15, 2003                               416,667

Before October 15, 2003                                 402,778

Before November 15, 2003                                388,889

Before December 15, 2003                                375,000

Before January 15, 2004                                 361,111

Before February 15, 2004                                347,222

Before March 15, 2004                                   333,333

Before April 15, 2004                                   319,444

Before May 15, 2004                                     305,556

Before June 15, 2004                                    291,667

    TERMINATION DATE                   NUMBER OF TRUST SHARES TO BE TRANSFERRED
-------------------------              ----------------------------------------
Before July 15, 2004                                    277,778

Before August 15, 2004                                  263,889

Before September 15, 2004                               250,000

Before October 15, 2004                                 236,111

Before November 15, 2004                                222,222

Before December 15, 2004                                208,333

Before January 15, 2005                                 194,444

Before February 15, 2005                                180,556

Before March 15, 2005                                   166,667

Before April 15, 2005                                   152,778

Before May 15, 2005                                     138,889

Before June 15, 2005                                    125,000

Before July 15, 2005                                    111,111

Before August 15, 2005                                   97,222

Before September 15, 2005                                83,333

Before October 15, 2005                                  69,444

Before November 15, 2005                                 55,556

Before December 15, 2005                                 41,667

Before January 15, 2006                                  27,778

Before February 15, 2006                                 13,889

On or after February 15, 2006                             Nil

9. Disclosure of Conflicts of Interest During the Term, the Director shall promptly, fully and frankly disclose to the Corporation in writing:

         (a) the nature and extent of any interest the Director or any Affiliate or Associate (as hereinafter defined) of either of them has or may foreseeably have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Corporation or any subsidiary or affiliate of the Corporation;

         (b) every office the Director or any Affiliate or Associate of either of them may hold or acquire, and every property the Director or any Affiliate or Associate of either of them may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Corporation or the duties and obligations of the Director under this Agreement; and

         (c) the nature and extent of any conflict referred to in subparagraph (b) above.

In this Agreement, the expressions "AFFILIATE" and "ASSOCIATE" shall include all those persons and entities that are included within the definitions or meanings of "affiliate" and "associate" respectively as set forth in sections 1(l) and 1(2) of the Company Act (British Columbia) as amended from time to time, or any successor legislation of similar force and effect.

10. Avoidance of Conflicts of Interest The Director acknowledges that it is the policy of the Corporation that all interests and conflicts of the sort described in Section 9 be avoided, and the Director agrees to comply with and to cause the Director to comply with all policies or directives of the Corporation from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described in Section 9 above. During the Term, the Director shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or the duties and obligations of the Director under this Agreement or that would otherwise prevent the Director from performing the Services hereunder, and the Director hereby represents and warrants that neither the Director nor any of his Affiliates or Associates has entered into any such agreement, arrangement or understanding. Notwithstanding the above, the parties acknowledge that the Director has certain commitments and obligations to PRA International Inc., and such commitments and obligations will be deemed not to be a conflict of interest for the purposes of this Agreement.

11. Confidentiality and Assignment of Inventions Concurrently with execution and delivery of this Agreement and in consideration of the Director's relationship with the Corporation, the Director and the Corporation will enter into a "CONFIDENTIALITY AGREEMENT AND ASSIGNMENT OF INVENTIONS" in the form attached hereto as SCHEDULE B.

12. Non-Competition and Non-Solicitation The Director undertakes and agrees with the Corporation that during the Term, he will not, with the exception of meeting his obligation's to PRA International, directly or indirectly:

         (a) be retained as a Board member or as a senior advisor for a company anywhere in the world whose primary focus is the development and/or commercialization of rare disease therapeutics and/or orphan drugs as defined by the U.S. Orphan Drug Act, or whose business model relies on the in-licensing of drugs from pharmaceutical companies; except with the written consent of the Corporation; or

         (b) assist any Person to employ, offer employment to or solicit the employment of or otherwise entice away from the employment of the Corporation, any individual who is employed by the Corporation at the date of termination of this Agreement or who was employed by the Corporation within the 6 month period immediately preceding the date of this Agreement.

In this Agreement, "PERSON" shall mean any individual or other entity or group of individuals or other entities possessed of juridical personality, including, without limitation, a natural person, firm, association, syndicate, company, corporation, cooperative, partnership, trust, unincorporated association, affiliate or governmental body, and pronouns when they refer to a Person shall have a similarly extended meaning.

13. Provisions Reasonable It is acknowledged that:

         (a) the Corporation has operated and competed and will operate and compete in a global market, with respect to the Business of the Corporation;

         (b) competitors of the Corporation and the Business are located in countries around the world;

         (c) in order to protect the Corporation adequately, any enjoinder of competition would have to apply world wide;

         (d) during the Term, the Director has acquired and will acquire knowledge of, and come into contact with and initiate and established relationships with both existing and new clients, customers, suppliers, principals, contacts and prospects of the Corporation;

         (e) in light of the foregoing, the provisions of Section 12 above are reasonable and necessary for the proper protection of the business, property and goodwill of the Corporation and the Business.

14. Severability If any provision of this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject matter or otherwise, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law. If, notwithstanding the foregoing, any provision of this Agreement is to be held to be invalid or illegal, then such invalid, illegal provision shall be severable and severed from the other provisions of this Agreement and the Agreement shall remain to be construed as if such invalid, illegal provision had never been contained herein.

15. Waiver Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

16. Governing Laws This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada, and the parties hereto attorn to the exclusive jurisdiction of the federal and provincial courts of such province.

17. Survival of Terms The representations, warranties, covenants, agreements, obligations and liabilities of the Director under any and all of Sections 10, 11 and 12 of this Agreement shall survive any expiration or termination of this Agreement or of the Term. Any expiration or termination of this Agreement or of the Term shall be without prejudice to any rights and obligations of the parties hereto arising or existing up to the effective date of such expiration or termination, or any remedies of the parties with respect thereto.

18. Notices Any notice or other communication under this Agreement or in connection herewith shall be in writing and shall be delivered or faxed to the Director or the

Corporation at the addresses or fax numbers set out below. If the address, fax number or telephone numbers set out below shall change during the Term, the party shall promptly provide the new address, fax number or telephone number to the other parties:

         If to the Corporation:

                  Aspreva Pharmaceuticals Corporation
                  c/o Farris, Vaughan, Wills & Murphy
                  2600 - 700 West Georgia Street
                  Vancouver, BC, V7Y 1B3
                  Attn: R. Hector MacKay-Dunn
                  Facsimile: (604) 661-9349

         If to the Director:

                  Dr. Erich Mohr
                  2803 Arbutus Road
                  Victoria B.C. V8N 5X6

         Any notice delivered or faxed shall be deemed to have been given and received on the first business day following the date of delivery or fax.

19. Interpretation If the sense or context of this Agreement so requires, the singular shall be construed to include the plural and vice versa, and the neuter shall be construed to include the feminine or masculine or body politic or body corporate and vice versa. In this Agreement "herein", "hereby", "hereunder", "hereof", "hereto" and words of similar import, refer to this Agreement as a whole and not to any particular Section or part of this Agreement. The headings and captions of Sections of this Agreement are inserted for convenience of reference only and are not to be considered when interpreting this Agreement. Any covenants or agreements made the Director shall be joint and several covenants and agreements of such parties. All sums of money set forth in this Agreement are expressed in Canadian dollars.

20. Independent Legal Advice The Director acknowledges that he has read and understood this Agreement and all of its terms and conditions, and acknowledge that they have each had an opportunity to obtain such legal and other advice about it as deemed necessary.

21. Time Due to the time sensitive nature of the Corporation's business, time is of the essence.

22. Enurement Subject to Section 21, this Agreement shall enure to the benefit and be binding on the respective heirs, executors, administrators, successors and assigns of the Corporation and the Director.

23. Entire Agreement This Agreement constitutes the entire agreement between the Corporation and the Director with respect to the subject matters hereof, and supersedes any previous communications, understandings and agreements between the Corporation and the Director regarding the subject matters hereof, whether written or oral. Except as otherwise provided in this Agreement, this Agreement may only be amended by further agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

ASPREVA PHARMACEUTICALS CORPORATION

Per:   /s/ RICHARD M. GLICKMAN
       -------------------------------------
       Richard M. Glickman
       Chairman

EXECUTED by DR. ERICH MOHR in the                       )
presence of:                                            )
                                                        )
K. Hildebrand                                           )
---------------------------------------------------
Name                                                    )

136A Superior                                           )
---------------------------------------------------
Address                                                 )       /s/ ERICH MOHR
                                                                --------------
Victoria BC                                             )       DR. ERICH MOHR
---------------------------------------------------
                                                        )
Director  Clin Reg                                      )
---------------------------------------------------
Occupation                                              )
                                                        )

The provisions of Section 10 are accepted and agreed as of the 15th day of February, 2003

/s/ K. HILDEBRAND                         /s/ RICHARD GLICKMAN
-----------------------                   -------------------------------------
Witness Signature                         SIGNATURE OF RICHARD GLICKMAN,
                                          TRUSTEE OF THE 2002 ASPREVA INCENTIVE
                                          STOCK PURCHASE PLAN TRUST AGREEMENT

K. Hildebrand
--------------------------
Witness Name

Director   Clin Reg
--------------------------
Occupation

136A Superior Victoria BC
--------------------------
Address

                                   SCHEDULE A

                               COMMITTEE SERVICES

The Director shall devote sufficient working time and efforts to the clinical, scientific and business affairs of the Corporation as are necessary and consistent with the needs of the Corporation. The Services to be provided by the Director in connection with the chairmanship of the Committee are as follows:

         - Consults on all aspects of the Corporation's drug assessment and clinical development, safety and monitoring programs;

         - Consults on the recruitment of senior clinical and regulatory staff;

         - Participates in the development and execution of the Corporation's overall strategic plan;

         - Consults on the development and implementation of appropriate policies and procedures governing the Corporation's clinical development activities;

         - Represents the Corporation in meetings with the pharmaceutical industry and the scientific and business community including attending conferences and meetings both within and outside of Canada;

                                   SCHEDULE B

                          CONFIDENTIALITY AGREEMENT AND
                            ASSIGNMENT OF INVENTIONS

                       ASPREVA PHARMACEUTICALS CORPORATION

                                                               February 15, 2003

PRIVATE AND CONFIDENTIAL

DR. ERICH MOHR
2803 Arbutus Road
Victoria B.C. V8N 5X6

This Confidentiality Agreement and Assignment is being entered into in connection with your engagement by Aspreva Pharmaceuticals Corporation ("ASPREVA") to act as Director and Chair of the Clinical Development Committee ("CHAIR") pursuant to an agreement dated February 15, 2003 ( the "ENGAGEMENT AGREEMENT"). You have been engaged because of, and Aspreva expects to benefit from, your knowledge, experience and expertise in relation to rare disease therapeutics and orphan drugs. The purpose of this letter is to confirm and record the terms of this agreement (this "AGREEMENT") between you and Aspreva concerning the terms on which you will (i) receive from and disclose to Aspreva proprietary and confidential information; (ii) agree to keep the information confidential, to protect it from disclosure and to use it only in accordance with the terms of this Agreement; and (iii) assign to Aspreva all rights, including any ownership interest which may arise in all inventions and intellectual property developed by you in providing services to Aspreva. The effective date ("EFFECTIVE DATE") of this Agreement is the date that you began providing services to Aspreva, as indicated in the Engagement Agreement. Both parties acknowledge that you will continue to be employed by PRA International in the field of drug development and nothing in this Agreement is intended to interfere with or affect your rights or obligations with respect to PRA International.

In consideration of the execution of the Engagement Agreement by Aspreva and the payment by Aspreva to you of the sum of CDN$1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and Aspreva hereby agree as follows:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      (a)   "CONFIDENTIAL INFORMATION", subject to the exemptions set out in
            Section 2.8, shall mean any information relating to Aspreva's Business (as hereinafter defined), whether or not conceived, originated, discovered, or developed in whole or in part by you, that is not generally known to the public or to other persons who are not bound by obligations of confidentiality and:

            (i) from which Aspreva derives economic value, actual or potential, from the information not being generally known; or

            (ii) in respect of which Aspreva otherwise has a legitimate interest in maintaining secrecy;

            and which, without limiting the generality of the foregoing, shall include;

            (iii) all proprietary information licensed to, acquired, used or developed by Aspreva in its research and development activities including but not restricted to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by U.S. Orphan Drug Act, other scientific strategies and concepts, designs, know-how, information, material, formulas, processes, research data and proprietary rights in the nature of copyrights, patents, trademarks, licenses and industrial designs;

            (iv) all information relating to Aspreva's Business, and to all other aspects of Aspreva's structure, personnel, and operations, including financial, clinical, regulatory, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence; programs, devices, concepts, inventions, designs, methods, processes, data, know-how, unique combinations of separate items that is not generally known and items provided or disclosed to Aspreva by third parties subject to restrictions on use or disclosure;

            (v) all know-how relating to Aspreva's Business including, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, and all applications, registrations, licenses, authorizations, approvals and correspondence submitted to regulatory authorities;

            (vi) all information relating to the businesses of competitors of Aspreva including information relating to competitors' research and development, intellectual property, operations, financial, clinical, regulatory, marketing, advertising and commercial strategies, that is not generally known;

            (vii) all information provided by Aspreva's agents, Directors, lawyers, contractors, licensors or licensees to Aspreva and relating to Aspreva's Business; and

            (viii) all information relating to your compensation and fees, except that you shall be entitled to disclose such information to your bankers, advisors, agents, Directors and other third parties who have a duty of confidence to you and who have a need to know such information in order to provide advice, products or services to you.

      (b) "INVENTIONS" shall mean any and all discoveries, developments, enhancements, improvements, concepts, formulas, processes, ideas, writings, whether or not reduced to practice, industrial and other designs, patents, patent applications, provisional patent applications, continuations, continuations-in-part, substitutions, divisionals, reissues, renewals, re-examinations, extensions, supplementary protection certificates or the like, trade secrets or utility models, copyrights and other forms of intellectual property including all applications, registrations and related foreign applications filed and registrations granted thereon but excludes any Previous Technology and Residual Knowledge.

      (c) "PREVIOUS TECHNOLOGY" shall mean technology developed or owned by you prior to the Effective Date and/or arising from any work, research or activity engaged in other than pursuant to the Engagement Letter and includes without limitation all confidential and proprietary information and Inventions developed, created, reduced to practise or disclosed in the course of your engagement by PRA International and Global Biomedical Capital Corp. (GBCC) and its affiliated companies.

      (d) "RESIDUAL KNOWLEDGE" shall mean ideas, concepts, know-how, knowledge, methods, techniques, processes, skills, tools, approaches and other residual values of a general nature not directly relating to Aspreva's Business or from which Aspreva derives no direct economic value from its use or disclosure, which you know, possess, learn or develop your activities as Director and Chair.

      (e) "WORK PRODUCT" shall mean any and all Inventions and possible Inventions relating to Aspreva's Business resulting from any work performed by you for Aspreva that you may invent or co-invent during the term of the Engagement Agreement, except Previous Technology, Residual Knowledge and those Inventions invented by you entirely on your own time that do not relate to Aspreva's Business or do not derive from any equipment, supplies, facilities, Confidential Information or other information, gained, directly or indirectly, by you from or through your involvement in any capacity with Aspreva.

      (f) "ASPREVA'S BUSINESS" shall mean the businesses actually carried on by Aspreva, directly or indirectly, whether under an agreement with or in collaboration with, any other party including but not exclusively, related to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by the U.S. Orphan Drug Act.

2.    CONFIDENTIALITY

2.1   BASIC OBLIGATION OF CONFIDENTIALITY.

            You hereby acknowledge and agree that in the course of your involvement with Aspreva, Aspreva may disclose to you or you may otherwise have access or be exposed to Confidential Information. Aspreva hereby agrees to provide such access to you and you agree to receive and hold all Confidential Information on the terms and conditions set out in this Agreement. Except as set out in this Agreement, you will keep strictly confidential all Confidential Information and all other information belonging to Aspreva that you acquire, observe or are informed of, directly or indirectly, in connection with your involvement, in any capacity, with Aspreva.

2.2   FIDUCIARY CAPACITY.

            You will be and act toward Aspreva as a fiduciary in respect of the Confidential Information.

2.3   NON-DISCLOSURE.

            Except as required to do so in order to fulfill your obligations pursuant to the Engagement Agreement and unless Aspreva first gives you written permission to do so under Section 2.7 of this Agreement, you will not at any time, either during or after your involvement in any capacity with Aspreva;

      (a)   use or copy Confidential Information or your recollections thereof;

      (b) publish or disclose Confidential Information or your recollections thereof to any person other than to employees of Aspreva who have a need to know such Confidential Information for their work for Aspreva;

      (c) permit or cause any Confidential Information to be used, copied, published, disclosed, translated or adapted except as otherwise expressly permitted by this Agreement;

      (d) permit or cause any Confidential Information to be stored off the premises of Aspreva, including permitting or causing such Information to be stored in electronic format on personal computers, except in accordance with written procedures of Aspreva, as amended from time to time in writing; or

      (e) communicate the Confidential Information or your recollections thereof to another employee of Aspreva in a public place or using methods of communication that are capable of being intercepted (such as unencrypted messages using the internet or cellular phones) or overheard, without the written permission of Aspreva.

2.4   TAKING PRECAUTIONS.

            You will take all reasonable precautions consistent with Aspreva's existing policies necessary or prudent to prevent material in your possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

2.5   ASPREVA'S OWNERSHIP OF CONFIDENTIAL INFORMATION.

            As between you and Aspreva, Aspreva shall own all right, title and interest in and to the Confidential Information, whether or not created or developed by you.

2.6   CONTROL OF CONFIDENTIAL INFORMATION AND RETURN OF INFORMATION.

            All physical materials produced or prepared by you containing Confidential Information, including, without limitation, biological material, chemical entities, test results, notes of experiments, computer files, photographs, x-ray film, designs, devices, formulas, memoranda, drawings, plans, prototypes, samples, accounts, reports, financial statements, estimates and materials prepared in the course of your obligations to or for the benefit of Aspreva, shall belong to Aspreva, and you will promptly turn over to Aspreva's possession every original and copy of any and all such items in your possession or control upon request by Aspreva. You shall not permit or cause any physical materials to be stored off the premises of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing. You shall not transfer any biological material to another person outside of Aspreva, unless a material transfer agreement has been signed by both Aspreva and the other party. You shall not accept any biological material from another person outside of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing.

2.7   PURPOSE OF USE.

            You will use Confidential Information only for purposes of carrying out your obligations under the Engagement Agreement or as otherwise authorized or directed by Aspreva.

2.8   EXEMPTIONS.

            Your obligation of confidentiality under this Agreement will not apply to any of the following:

      (a)   Previous Technology;

      (b)   information related to the affairs or business of PRA International;

      (c) information related to the affairs or business of Global Biomedical Capital Corp. (GBCC) and its affiliated companies;

      (d)   Residual Knowledge;

      (e) information that is already known to you, though not due to a prior disclosure by Aspreva or by a person who obtained knowledge of the information, directly or indirectly, from Aspreva;

      (f) information disclosed to you by another person who is not obliged to maintain the confidentiality of that information and who did not obtain knowledge of the information, directly or indirectly, from Aspreva;

      (g) information that is developed by you independently of Confidential Information received from Aspreva and such independent development can be documented by you;

      (h) other particular information or material which Aspreva expressly exempts by written instrument signed by Aspreva;

      (i) information or material that is in the public domain through no fault of your own; and

      (j) information or material that you are obligated by law to disclose, to the extent of such obligation, provided that:

            (i) in the event that you are required to disclose such information or material, then, as soon as you become aware of this obligation to disclose, you will provide Aspreva with prompt written notice so that Aspreva may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

            (ii) if Aspreva agrees that the disclosure is required by law, it will give you written authorization to disclose the information for the required purposes only;

            (iii) if Aspreva does not agree that the disclosure is required by law, this Agreement will continue to apply, except to the extent that a Court of competent jurisdiction orders otherwise; and

            (iv) if a protective order or other remedy is not obtained or if compliance with this Agreement is waived, you will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain confidential treatment of such Confidential Information.

3.    ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1   NOTICE OF INVENTION.

            You agree to promptly and fully inform Aspreva of all your Work Product, whether or not patentable, throughout the course of your involvement, in any capacity, with Aspreva, whether or not developed before or after your execution of this Agreement. On your ceasing to be employed by Aspreva for any reason whatsoever, you will immediately deliver up to Aspreva all of your Work Product. You further agree that all of your Work Product shall at all times be the Confidential Information of Aspreva.

3.2   ASSIGNMENT OF RIGHTS.

            Subject only to those exceptions set out in Exhibit A hereto, you will assign, and do hereby assign, to Aspreva or, at the option of Aspreva and upon notice from Aspreva, to Aspreva's designee, your entire right, title and interest in and to all of your Work Product during your involvement, in any capacity, with Aspreva and all other rights and interests of a proprietary nature in and associated with your Work Product, including all patents, patent applications filed and other registrations granted thereon. To the extent that you retain or acquire legal title to any such rights and interests, you hereby declare and confirm that such legal title is and will be held by you only as trustee and agent for Aspreva. You agree that Aspreva's rights hereunder shall attach to all of your Work Product, notwithstanding that it may be perfected or reduced to specific form after you have terminated your relationship with Aspreva. You further agree that Aspreva's rights hereunder are worldwide rights and are not limited to Canada, but shall extend to every country of the world.

3.3   MORAL RIGHTS.

            Aspreva shall respect your right to be acknowledged as the author or inventor of all Work Product. Otherwise, you irrevocably waive any and all moral rights arising under the Copyright Act (Canada), as amended, or any successor legislation of similar force and effect or similar legislation in other applicable jurisdictions or at common law that you may have with respect to your Work Product, and agree never to assert any moral rights which you may have in your Work Product, including, without limitation, the right to the integrity of such Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product and the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, and you further confirm that Aspreva may use or alter any such Work Product as Aspreva sees fits in its absolute discretion.

3.4   ASSISTANCE.

            You hereby agree to reasonably assist Aspreva, at Aspreva's request and expense, in:

      (a) making patent applications for your Work Product, including instructions to lawyers and/or patent agents as to the characteristics of your Work Product in sufficient detail to enable the preparation of a suitable patent specification, to execute all formal documentation incidental to an application for letters patent and to execute assignment documents in favour of Aspreva for such applications;

      (b) making applications for all other forms of intellectual property registration relating to your Work Product;

      (c) prosecuting and maintaining the patent applications and other intellectual property relating to your Work Product; and

      (d) registering, maintaining and enforcing the patents and other intellectual property registrations relating to your Work Product.

3.5   ASSISTANCE WITH PROCEEDINGS.

            You further agree to reasonably assist Aspreva, at Aspreva's request and expense, in connection with any defence to an allegation that any element of the Work Product infringes on another person's intellectual property rights, claim of invalidity of another person's intellectual property rights, opposition to, or intervention regarding, an application for letters patent, copyright or trademark or other proceedings relating to intellectual property or applications for registration thereof.

4.    GENERAL

4.1   TERM AND DURATION OF OBLIGATION.

            The term of this Agreement is from the Effective Date and terminates on the date that you are no longer working at or for Aspreva. Except as otherwise agreed in a written instrument signed by Aspreva, Article 2 shall survive the termination of this Agreement, including your obligations of confidentiality and to return Confidential Information, and shall endure, with respect to each item of Confidential Information, for so long as those items fall within the definition of Confidential Information. Sections 1.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13
shall also survive the termination of this Agreement.

4.2   BINDING NATURE OF AGREEMENT.

            This Agreement is not assignable by either party without the prior written consent of the other party, such consent to be unreasonably withheld. You agree that this Agreement shall be binding upon your heirs and estate.

4.3   NON-COMPETITION.

            While you are an employee of Aspreva, you will not provide services to or enter into a contract of employment or service in any capacity for any business, which is in any way competitive with Aspreva's Business without the prior written consent of Aspreva.

4.4   NO CONFLICTING OBLIGATIONS.

            You represent and warrant that you will not use or disclose to other persons at Aspreva information that (i) constitutes a trade secret of persons other than Aspreva during your employment at Aspreva, or (ii) which is confidential information owned by another person. You represent and warrant that you have no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement.

4.5   EQUITABLE REMEDIES.

            You acknowledge and agree that a breach by you of any of your obligations under this Agreement would result in damages to Aspreva that could not be adequately compensated by monetary award. Accordingly, in the event of any such breach by you, in addition to all other remedies available to Aspreva at law or in equity, Aspreva shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement, without having to prove damages to the court.

4.6   PUBLICITY.

            You shall not, without the prior written consent of Aspreva, make or give any public announcements, press releases or statements to the public or the press regarding your Work Product or any Confidential Information.

4.7   SEVERABILITY.

            If any covenant or provision of this Agreement or of a section of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision shall not affect or impair the enforceability or validity of the balance of the section or any other covenant or provision.

4.8   TIME OF ESSENCE/NO WAIVER.

            Time is of the essence hereof and no waiver, delay, indulgence, or failure to act by Aspreva regarding any particular default or omission by you shall affect or impair any of Aspreva's rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time shall continue to be of the essence without the necessity of specific reinstatement.

4.9   FURTHER ASSURANCES.

            The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

4.10  NOTICES.

            All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses indicated below.

                  IF TO ASPREVA:

                  Aspreva Pharmaceuticals Corporation
                  Farris, Vaughan, Wills  Murphy
                  2600 - 700 West Georgia Street

                  Vancouver, B.C. V7Y 1B3
                  Attn:  R. Hector MacKay-Dunn
                  Fax:  (604) 661-9349

                  IF TO ERICH MOHR:

                  2803 Arbutus Road
                  Victoria B.C. V8N 5X6

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section 4.10.

4.11  AMENDMENT.

            No amendment, modification, supplement or other purported alteration of this Agreement shall be binding unless it is in writing and signed by you and by Aspreva.

4.12  ENTIRE AGREEMENT.

            This Agreement supersedes all previous dealings, understandings, and expectations of the parties and constitutes the whole agreement with respect to the matters contemplated hereby, and there are no representations, warranties, conditions or collateral agreements between the parties with respect to such transactions except as expressly set out herein.

4.13  GOVERNING LAW.

            This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

4.14  INDEPENDENT LEGAL ADVICE.

            You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

4.15  ACCEPTANCE

            If the foregoing terms and conditions are acceptable to you, please indicate your acceptance of and agreement to the terms and conditions of this Agreement by signing below on this letter and on the enclosed copy of this letter in the space provided and by returning the enclosed copy so executed to us. Your execution and delivery to Aspreva of the enclosed copy of this letter will create a binding agreement between us.

Thank you for your cooperation in this matter.

Yours truly,

ASPREVA PHARMACEUTICALS CORPORATION

By /s/ RICHARD GLICKMAN
   ------------------------
   Authorized Signatory

Accepted and agreed to as of the 15th day of February, 2003

/s/ K. HILDEBRAND                                /s/ ERICH MOHR
-----------------------------------              ------------------------------
Witness Signature                                SIGNATURE OF ERICH MOHR

K. Hildebrand
-----------------------------------
Witness Name

Director  Clin Reg
-----------------------------------
Occupation

136 Superior  Victoria BC
-----------------------------------
Address